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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                         NEXTEL COMMUNICATIONS, INC.

                PROSPECTUS SUPPLEMENT DATED SEPTEMBER 29, 2000
                      TO PROSPECTUS DATED JUNE 16, 2000

       The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

                                                Convertible Notes              Common Stock
                                             --------------------------   ----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of    Number of
                                             Convertible   Convertible      Shares      Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered     Owned      Offered
      -------------------------------        -----------  -------------   ---------   ----------
Credit Suisse First Boston Corporation          50,000        50,000         -0-          -0-
Sage Capital                                 2,600,000     2,600,000         -0-          -0-